WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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             Exhibit 27 - Financial Data Schedule

                            3-31-99
                     Amount (In Thousands)
Cash                                                   $ 5,476
Federal Funds Sold                                       8,480
Trading Assets                                             -0-
Investments AFS                                         28,066
Investments HTM                                            -0-
Investments-Market                                         -0-
Loans                                                   66,555
Allowance for Losses                                       620
Total Assets                                           112,746
Deposits                                               103,672
Short-Term Borrowings                                      -0-
Other Liabilities                                          153
Long-Term Debt                                             -0-
Preferred Stock-Mandatory                                  -0-
Preferred-Non Mandatory                                    -0-
Common Stock                                             2,566
Other Stockholders Equity                                4,358
Total Liab.-Stockh. Equity                             112,746
Interest on Loans                                        1,588
Interest on Investments                                    448
Other Interest Income                                      119
Total interest Income                                    2,155
Interest on Deposits                                       991
Total Interest Expense                                     991
Net Interest Income                                      1,164
Provision-Loan Losses                                       60
Securities-Gain/Loss                                        15
Other Expenses                                             884
Income Before Tax                                          394
Income Before Extraordinary                                394
Extraordinary Less Tax                                     -0-
Cumul. Change Acct. Principal                              -0-
Net Income                                                 250
Earnings Per Share-P                                      0.49
Earnings Per Share-D                                      0.49
Net Interest Yield-EA                                     3.82
Loans-Non Accrual                                           82
Loans Past Due > 90 Days                                   -0-
Troubled Debt Restructuring                                -0-
Potential Problem Loans                                    -0-
Allowance-Beginning                                        594
Total Charge-Offs                                           55
Total Recoveries                                            21
Allowance End of Period                                    620
Loan Loss-Domestic                                         620
Loan Loss-Foreign                                          -0-
Loan Loss-Unallocated                                      -0-



(b)  Reports on Form 8-K, None.



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